UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

0	Preliminary Information Statement
0	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒	Definitive Information Statement

MAINSTAY VP FUNDS TRUST

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
0	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies: N/A

________________________________________________________________________

2)	Aggregate number of securities to which transaction applies: N/A

________________________________________________________________________

3)	Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

________________________________________________________________________

4)	Proposed maximum aggregate value of transaction: N/A

________________________________________________________________________

5)	Total fee paid: $0

0	Fee paid previously with preliminary materials: N/A
0	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

__________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: N/A

__________________________________________________________________

(3)	Filing Party: N/A

__________________________________________________________________

(4)	Date Filed: N/A

__________________________________________________________________

MAINSTAY VP FUNDS TRUST

51 Madison Avenue

New York, New York 10010

June 5, 2017

To Policy Owners of the MainStay VP Janus Henderson Balanced Portfolio (“Portfolio”):

Effective May 30, 2017, Janus Capital Group, Inc. (“Janus”) and Henderson Group plc (“Henderson”) entered into an all stock merger of equals. The new entity is Janus Henderson Group plc, doing business as Janus Henderson Investors (“Janus Henderson”). Janus was the ultimate parent of Janus Capital Management, LLC, the Portfolio’s subadvisor (“JCM”). This merger resulted in a change of control of JCM and an automatic termination of the previous subadvisory agreement with JCM, as is required by the Investment Company Act of 1940, as amended. At a meeting held on March 21, 2017, the Board of Trustees of MainStay VP Funds Trust (“Board”) approved the continued retention of JCM as the Portfolio’s subadvisor and approved a new subadvisory agreement with JCM, effective as of May 30, 2017. This subadvisory agreement is materially the same as the prior subadvisory agreement. Shareholder approval of the continued retention of JCM as subadvisor and the new subadvisory agreement is not required. This Information Statement is for informational purposes only and you need not take any action.

New York Life Investment Management LLC (“New York Life Investments”) will remain the Portfolio’s investment manager and will continue to oversee JCM. Under the supervision of New York Life Investments, JCM will continue to be responsible for the portfolio management of the Portfolio, including making the specific decisions about buying, selling and holding securities.

Effective June 5, 2017, the Portfolio changed its name from “MainStay VP Janus Balanced Portfolio” to “MainStay VP Janus Henderson Balanced Portfolio.”

You are receiving this Information Statement because you are the owner of a variable annuity contract or variable life insurance policy (“Policy”) issued by New York Life Insurance and Annuity Corporation, a Delaware corporation (“NYLIAC”), and some or all of your Policy value is invested in the Portfolio.

This package contains more information about JCM, Janus Henderson and the Portfolio, including information regarding the merger of Janus and Henderson and the actions taken by the Board. Please review this information and call us toll-free at 800-598-2019 if you have any questions. Clients of investment advisers may also contact their investment adviser with any questions. Please note that no proxy is required. We are not asking you for a proxy, and you are not requested to send us a proxy.

Thank you for your continued investment in the Portfolio.

Sincerely,

/s/ Stephen P. Fisher

Stephen P. Fisher

President

MainStay VP Funds Trust

IMPORTANT INFORMATION

FOR THE SHAREHOLDERS OF THE

MAINSTAY VP JANUS HENDERSON BALANCED PORTFOLIO

This document is an Information Statement and is being furnished to you because you are the owner of a variable annuity contract or variable universal life insurance policy (“Policy”) issued by New York Life Insurance and Annuity Corporation, a Delaware corporation (“NYLIAC”), and some or all of your Policy value is invested in the MainStay VP Janus Henderson Balanced Portfolio (“Portfolio”), a series of MainStay VP Funds Trust (“Trust”). This Information Statement sometimes refers to Policy owners as “shareholders” for ease of reading purposes. New York Life Investment Management LLC (“New York Life Investments”) serves as the investment manager for the Portfolio.

Under the terms of an exemptive order (“Order”) issued by the Securities and Exchange Commission, New York Life Investments, on behalf of the Portfolio and subject to the approval of the Board of Trustees of the Trust (“Board” or “Trustees”), is permitted to retain, and materially amend subadvisory agreements with, unaffiliated and certain affiliated subadvisors without shareholder approval. This authority is subject to certain conditions.

Under the Order, if New York Life Investments retains, and the Board approves, a subadvisor for the Portfolio, the Portfolio must provide shareholders with certain information about the subadvisor and the subadvisory agreement within 90 days of such retention. In this case, the Portfolio is providing you with this information because the merger of Janus Capital Group, Inc. (“Janus”) and Henderson Group plc (“Henderson”) to form a new entity called Janus Henderson Group plc, doing business as Janus Henderson Investors (“Janus Henderson”), constituted a change of control of Janus Capital Management, LLC (“JCM”), the Portfolio’s subadvisor, and resulted in an automatic termination of the previous subadvisory agreement with JCM, as is required by the Investment Company Act of 1940, as amended (“1940 Act”). JCM is not an affiliate of New York Life Investments. In anticipation of this occurrence, during a meeting held on March 21, 2017, the Board approved the continued retention of JCM as the Portfolio’s subadvisor and approved a new subadvisory agreement with JCM (“Agreement”), effective as of May 30, 2017. The Agreement is materially the same as the prior subadvisory agreement.

This Information Statement provides you with more information about the merger of Janus and Henderson. Importantly, New York Life Investments does not believe that the merger of Janus and Henderson, and the related changes discussed above, will have any material impact on the management of the Portfolio or its investment portfolio.

New York Life Investments will remain the Portfolio’s investment manager and will continue to oversee JCM. Under the supervision of New York Life Investments, JCM will continue to be responsible for the portfolio management of the Portfolio, including making the specific decisions about buying, selling and holding securities.

This Information Statement is being mailed on or about June 19, 2017 to the shareholders of the Portfolio of record as of May 31, 2017 (the “Record Date”). Janus Henderson, not the Portfolio, will bear the expenses incurred in connection with preparing and mailing this Information Statement.

1

As of the Record Date, the number of Portfolio shares issued and outstanding were as follows:

Class	Number of Shares
Initial Class	31,924,735.234
Service Class	51,979,617.107

Information on shareholders who owned of record or beneficially more than 5% of each class of shares of the Portfolio as of the Record Date is set forth in Appendix A. To the knowledge of New York Life Investments, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Portfolio as of the Record Date.

NO PROXY IS REQUIRED.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

2

BOARD CONSIDERATION FOR THE CONTINUED RETENTION OF

JANUS CAPITAL MANAGEMENT LLC, AS SUBADVISOR TO THE PORTFOLIO

In reaching its decision to approve the continued retention of JCM and the Agreement, the Board considered information presented to it as part of its consideration and approval of the Agreement at the Board’s meeting held on March 21, 2017, as well as other relevant information furnished to it previously by New York Life Investments and JCM at regular and special Board meetings. The Board also requested and received responses from JCM to a comprehensive list of questions encompassing a variety of topics prepared on behalf of the Board by independent legal counsel to the Board. The Board noted that it had also requested and received responses to similar questions in connection with its approvals of the Portfolio’s previous subadvisory agreement with JCM at a Board meeting that took place on December 14, 2016. The Board considered its historical experience with JCM’s capabilities and resources and its evaluation of JCM in connection with previous contract review processes, including the contract review processes that culminated in the approval of the previous subadvisory agreement between New York Life Investments and JCM, on behalf of the Portfolio (the “Prior Contract Review Processes”). In addition, the Board considered representations from New York Life Investments and JCM that the change of control of JCM is not expected to have a material impact on the nature and quality of services provided by JCM, and that Janus Henderson had agreed to pay all of the Portfolio’s expenses incurred as a result of the change of control of JCM, including expenses related to the preparation and mailing of this Information Statement.

In determining to approve the continued retention of JCM and the Agreement, the Trustees comprehensively reviewed and evaluated all of the information and factors they believed to be relevant and appropriate in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment. The broad factors considered by the Board are discussed in greater detail below, and included, among other factors: (i) the nature, extent and quality of the services to be provided to the Portfolio by JCM; (ii) the investment performance of the Portfolio and JCM’s investment performance track record; (iii) the costs of the services to be provided and the profits to be realized by JCM and its affiliates from its relationship with the Portfolio; (iv) the extent to which economies of scale may be realized if the Portfolio grows and the extent to which economies of scale may benefit Portfolio investors; and (v) the reasonableness of the Portfolio’s management and subadvisory fees and overall total ordinary operating expenses.

While the members of the Board may have weighed certain factors or information differently, the Board’s decision to approve the continued retention of JCM and the Agreement was based on a comprehensive consideration of the information provided to the Board, including information provided to the Board in connection with its review of JCM. The Board also considered that shareholders of the Portfolio approved the ability of New York Life Investments to act as a “manager of managers,” which allows the Board and New York Life Investments to retain unaffiliated and certain affiliated subadvisors for the Portfolio without the approval of Portfolio shareholders. A more detailed discussion of the factors that figured prominently in the Board’s decision to approve the continued retention of JCM and the Agreement is provided below.

In considering the approval of the continued retention of JCM and the Agreement, the Board examined the nature, extent and quality of the services that JCM historically had provided to the Portfolio. Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board acknowledged JCM’s historical service to the Portfolio and took note of the experience of JCM’s portfolio managers, the number of accounts managed by the portfolio managers and JCM’s method for compensating portfolio managers. The Board also considered the experience of senior personnel of JCM. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Portfolio likely would continue to benefit from the nature, extent and quality of these services as a result of JCM’s experience, personnel, operations and resources.

3

In evaluating investment performance, the Board took note of the Portfolio’s historical investment performance results, as presented to the Board in connection with the Prior Contract Review Processes, in light of the Portfolio’s investment objective, strategies and risks, as disclosed in the Portfolio’s prospectus. The Board considered information about the Portfolio’s investment performance that is provided to the Board in connection with its regularly scheduled meetings and also took note of information provided in connection with the Prior Contract Review Processes that showed the investment performance of the Portfolio as compared to similar peer funds. The Board also considered the strength of JCM’s resources (including research capabilities). Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the retention of JCM as subadvisor to the Portfolio is likely to benefit the Portfolio’s long-term investment performance.

In addition, the Board considered past representations from JCM and New York Life Investments that the subadvisory fee paid by New York Life Investments to JCM for services provided to the Portfolio was the result of arm’s-length negotiations. In addition, because JCM is not affiliated with New York Life Investments, and JCM’s fees are paid directly by New York Life Investments, the Board historically has focused primarily on the profitability of the relationship between New York Life Investments, its affiliates and the Portfolio.

The Board considered the costs of the services to be provided by JCM under the Agreement, and the profits to be realized by JCM due to its relationship with the Portfolio, taking into account information provided to the Board in connection with the Prior Contract Review Processes. In evaluating any costs and profits of JCM due to its relationship with the Portfolio in connection with the Prior Contract Review Processes, the Board considered, among other factors, JCM’s investments in personnel, systems, equipment and other resources necessary to manage the Portfolio, and that New York Life Investments is responsible for paying the subadvisory fees for the Portfolio. The Board acknowledged that JCM must be in a position to pay and retain experienced professional personnel to provide services to the Portfolio, and that JCM’s ability to maintain a strong financial position is important in order for JCM to continue to provide high-quality services to the Portfolio and its investors.

In considering costs and profitability, the Board also considered certain fall-out benefits that may be realized by JCM due to its relationship with the Portfolio. The Board recognized, for example, the benefits to JCM from legally permitted “soft-dollar” arrangements by which brokers may provide research and other services to JCM in exchange for commissions paid by the Portfolio with respect to trades in the Portfolio’s securities.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Agreement, that any profits realized by JCM due to its relationship with the Portfolio supported the Board’s decision to approve the Agreement. The Board also concluded that any profits realized by JCM due to its relationship with the Portfolio are the result of arm’s-length negotiations between New York Life Investments and JCM and are based on subadvisory fees paid to JCM by New York Life Investments, not the Portfolio.

4

The Board also considered whether the Portfolio’s expense structure permitted economies of scale to be shared with the Portfolio’s investors, taking into account information provided to the Board in connection with the Prior Contract Review Processes. Based on this information, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Portfolio’s expense structure appropriately reflects economies of scale for the benefit of Portfolio investors. The Board noted, however, that it would continue to evaluate the reasonableness of the Portfolio’s expense structure as the Portfolio continues to grow over time.

The Board evaluated the reasonableness of the fees to be paid under the existing management agreement with New York Life Investments and the Agreement, as well as the Portfolio’s expected total ordinary operating expenses. The Board considered that the fees to be paid to JCM under the Agreement are paid by New York Life Investments, not the Portfolio, and will result in no increase in the Portfolio’s expenses. In assessing the reasonableness of the Portfolio’s fees and expenses, the Board primarily considered comparative data on the fees and expenses charged by similar mutual funds managed by other advisers, based on information provided to the Board in connection with the Prior Contract Review Processes. In addition, the Board considered information provided by New York Life Investments and JCM on fees charged to other investment advisory clients, including institutional separate accounts and other funds with similar investment objectives as the Portfolios. In this regard, the Board took into account explanations from New York Life Investments and JCM about the different scope of services provided to retail mutual funds as compared with other investment advisory clients.

After considering all of the factors outlined above, the Board concluded, within the context of the Board’s overall conclusions regarding the Agreement, that the Portfolio’s subadvisory fees and total ordinary operating expenses were within a range that is competitive. Additionally, the Board determined that within the context of the Board’s overall conclusions regarding the Agreement, the factors outlined above support a conclusion that these fees and expenses are reasonable.

On the basis of the information provided to it and its evaluation thereof, the Board, including the members of the Board who are not “interested persons” of the Portfolio as defined in the 1940 Act, unanimously voted to approve the Agreement.

How is the Continued Retention of JCM Expected to Affect Shareholders of the Portfolio?

The continued retention of JCM under the Agreement is not expected to have any effect on shareholders of the Portfolio. In particular, there are no differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. No changes are proposed to the level of services that JCM is obligated to provide to the Portfolio or the fees payable to JCM for those services. JCM and Janus Henderson have informed New York Life Investments that they do not anticipate any changes in the portfolio managers or the portfolio management teams of the Portfolio as a result of the change of control of JCM. Further, there are no changes currently contemplated to the Portfolio’s investment objective, goals or strategies.

5

Information About Janus Capital Management, LLC and Janus Henderson Group plc.

JCM is located at 151 Detroit Street, Denver, Colorado 80206-4805. As of March 31, 2017, JCM managed approximately $201.9 billion in assets.

JCM is a wholly-owned subsidiary of Janus Henderson. Janus Henderson is an international financial services organization located at 201 Bishopsgate, London EC2M 3AE, UK.

Janus Henderson has two affiliated broker-dealers. There were no trading commission payments made to affiliated broker-dealers during the Portfolio’s last fiscal year.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of JCM, or otherwise have any material direct or indirect interest in JCM or any person controlling, controlled by or under common control with JCM. In addition, since January 1, 2017, the beginning of the Trust’s current fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which JCM, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information on each of JCM’s executive officers is listed below and has been provided to us by JCM. The address of each executive officer, unless otherwise noted, is 151 Detroit Street, Denver, Colorado 80206-4805.

Name	Position(s) with JCM	Other Business
Augustus Cheh	President, Janus International	None
Bruce Koepfgen	President, Janus Capital Management LLC, Janus Capital Group	None
Jennifer McPeek, CFA	Executive Vice President, Chief Financial Officer	None
Richard M. Weil	Chief Executive Officer	None

6

Day-to-day management of the Portfolio is the responsibility of the following co-portfolio managers:

E. Marc Pinto, CFA

Mr. Pinto has managed the MainStay VP Janus Henderson Balanced Portfolio since 2012. He is a Vice President and Portfolio Manager of Janus Capital. Mr. Pinto joined Janus Capital in 1994 as an analyst. He holds a Bachelor's degree in History from Yale University and a Master's degree in Business Administration from Harvard University. He is also a CFA® charterholder.

Darrell Watters

Mr. Watters has managed the MainStay VP Janus Henderson Balanced Portfolio since 2015. He is a Vice President, Head of U.S. Fundamental Fixed Income and Portfolio Manager of Janus Capital. Mr. Watters joined Janus Capital in 1993 as a municipal bond trader. He holds a Bachelor’s degree in Economics from Colorado State University.

Jeremiah Buckley, CFA

Mr. Buckley has managed the MainStay VP Janus Henderson Balanced Portfolio since 2015. He is a Vice President and Portfolio Manager of Janus Capital. Mr. Buckley joined Janus Capital in 1998 as a research analyst. He holds a Bachelor’s degree in Economics from Dartmouth College. He is also a CFA® charterholder.

Mayur Saigal	Mr. Saigal has managed the MainStay VP Janus Henderson Balanced Portfolio since 2015. He is a Vice President, the Head of Fundamental Fixed Income Risk, and Portfolio Manager of Janus Capital. Mr. Saigal joined Janus in 2015 as a fixed-income analyst. He holds a Bachelor’s degree in Engineering from Mumbai University and a Master’s degree in business administration from the Thunderbird School of Global Management.

In addition to acting as the subadvisor to the Portfolio, JCM also acts as subadvisor to funds listed in the table below. The investment objective of each of these funds is similar to the Portfolio’s.

Fund Name	Assets Under Management by JCM as of April 30, 2017 ($M)	Subadvisory Fee Rate
Subadvised Portfolio A:* *Portfolio A is the core sleeve of a managed volatility portfolio	$250	0.35% on first $500M; 0.25% thereafter
Subadvised Portfolio B:	$140	0.50% first $25 million; 0.45% next $75 million; 0.40% next $200 million; 0.35% next $200 million; 0.325% next $250 million; 0.30% over $750 million
Subadvised Portfolio C:	$846	0.325% first $1 billion; 0.30% thereafter

7

The Portfolio’s investment objective, principal investment strategies and principal risks are set forth below, as disclosed in the Portfolio’s current prospectus.

Investment Objective

The Portfolio seeks long-term capital growth, consistent with preservation of capital and balanced current income.

Principal Investment Strategies

The Portfolio pursues its investment objective by normally investing 35-65% of its assets in equity securities and the remaining assets in fixed-income securities and cash equivalents. The Portfolio normally invests at least 25% of its assets in fixed-income senior securities. Fixed-income securities may include corporate debt securities, U.S. government obligations, mortgage-backed securities and other mortgage-related products, and short-term securities. The Portfolio will limit its investment in high-yield/high-risk bonds, also known as “junk bonds” to 35% or less of its net assets.

In choosing investments for the Portfolio, Janus Capital Management LLC, the Portfolio's Subadvisor, applies a "bottom up" approach with certain portfolio managers focusing on the equity portion of the Portfolio and the other portfolio managers focusing on the fixed-income portion of the Portfolio. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Portfolio's investment policies. The portfolio managers may also consider economic factors, such as the effect of interest rates on certain of the Portfolio’s fixed-income investments. The portfolio managers share day-to-day responsibility for the Portfolio's investments.

The Portfolio may invest in foreign equity and debt securities, which may include investments in emerging markets.

Principal Risks

You can lose money by investing in the Portfolio. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The investments selected by the Portfolio’s Subadvisor may underperform the market or other investments. The Portfolio may receive large purchase or redemption orders which may have adverse effects on performance if the Portfolio were required to sell securities, invest cash or hold cash at times when it would not otherwise do so. The principal risks of investing in the Portfolio are summarized below.

Market Risk: The value of the Portfolio's investments may fluctuate because of changes in the markets in which the Portfolio invests, which could cause the Portfolio to underperform other funds with similar objectives. Changes in these markets may be rapid and unpredictable. From time to time, markets may experience periods of stress for potentially prolonged periods that may result in: (i) increased market volatility; (ii) reduced market liquidity; and (iii) increased redemptions. Such conditions may add significantly to the risk of volatility in the net asset value of the Portfolio's shares.

8

Portfolio Management Risk: The investment strategies, practices and risk analysis used by the Subadvisor may not produce the desired results. In addition, the Portfolio may not achieve its investment objective, including during a period in which the Subadvisor takes temporary positions in response to unusual or adverse market, economic or political conditions, or other unusual or abnormal circumstances.

Equity Securities Risk: Investments in common stocks and other equity securities are particularly subject to the risk of changing economic, stock market, industry and company conditions and the risks inherent in the portfolio managers' ability to anticipate such changes that can adversely affect the value of the Portfolio's holdings. Opportunity for greater gain often comes with greater risk of loss.

Growth Stock Risk: If growth companies do not increase their earnings at a rate expected by investors, the market price of the stock may decline significantly, even if earnings show an absolute increase. Growth company stocks also typically lack the dividend yield that can cushion stock prices in market downturns.

Debt Securities Risk: The risks of investing in debt or fixed-income securities include (without limitation): (i) credit risk, e.g., the issuer or guarantor of a debt security may be unable or unwilling (or be perceived as unable or unwilling) to make timely principal and/or interest payments or otherwise honor its obligations; (ii) maturity risk, e.g., a debt security with a longer maturity may fluctuate in value more than one with a shorter maturity; (iii) market risk, e.g., low demand for debt securities may negatively impact their price; (iv) interest rate risk, e.g., when interest rates go up, the value of a debt security generally goes down, and when interest rates go down, the value of a debt security generally goes up (long-term debt securities are generally more susceptible to interest rate risk than short-term debt securities); and (v) call risk, e.g., during a period of falling interest rates, the issuer may redeem a security by repaying it early, which may reduce the Portfolio’s income if the proceeds are reinvested at lower interest rates.

Interest rates in the United States are near historic lows, which may increase the Portfolio’s exposure to risks associated with rising interest rates. Interest rates may rise significantly and/or rapidly. Rising interest rates or lack of market participants may lead to decreased liquidity and increased volatility in the bond markets, making it more difficult for the Portfolio to sell its fixed-income or debt holdings at a time when the Subadvisor might wish to sell. Decreased liquidity in the fixed-income or debt markets also may make it more difficult to value some or all of the Portfolio’s fixed-income or debt holdings.

Additional risks associated with an investment in the Portfolio include the following: (i) not all U.S. government securities are insured or guaranteed by the U.S. government—some are backed only by the issuing agency, which must rely on its own resources to repay the debt; and (ii) the Portfolio's yield will fluctuate with changes in short-term interest rates.

Mortgage-Related and Other Asset-Backed Securities Risk: Investments in mortgage-related securities (such as mortgage-backed securities) and other asset-backed securities generally involve a stream of payments based on the underlying obligations. These payments, which are often part interest and part return of principal, vary based on the rate at which the underlying borrowers repay their loans or other obligations. Asset-backed securities are subject to the risk that borrowers may default on the underlying obligations and that, during periods of falling interest rates, these obligations may be called or prepaid and, during periods of rising interest rates, obligations may be paid more slowly than expected. Impairment of the underlying obligations or collateral, such as by non-payment, will reduce the security's value. Enforcing rights against such collateral in events of default may be difficult or insufficient. The value of these securities may be significantly affected by changes in interest rates, the market's perception of issuers, and the creditworthiness of the parties involved. The ability of the Portfolio to successfully utilize these instruments may depend on the ability of the Subadvisor to forecast interest rates and other economic factors correctly. These securities may have a structure that makes their reaction to interest rate changes and other factors difficult to predict, making their value highly volatile.

9

Mortgage Pass-Through Securities Risk: Investments in mortgage pass-through securities are subject to similar market risks for fixed-income securities which include, but are not limited to, interest rate risk, credit risk, prepayment risk, and extension risk.

Foreign Securities Risk: Investments in foreign securities may be riskier than investments in U.S. securities. Differences between U.S. and foreign regulatory regimes and securities markets, including less stringent investor protections and disclosure standards of some foreign markets, less liquid trading markets and political and economic developments in foreign countries, may affect the value of the Portfolio's investments in foreign securities. Foreign securities may also subject the Portfolio's investments to changes in currency rates.

Emerging Markets Risk: The risks related to investing in foreign securities are generally greater with respect to securities of companies that conduct their business activities in emerging markets or whose securities are traded principally in emerging markets. The risks of investing in emerging markets include the risks of illiquidity, increased price volatility, smaller market capitalizations, less government regulation, less extensive and less frequent accounting, financial and other reporting requirements, risk of loss resulting from problems in share registration and custody, substantial economic and political disruptions and the nationalization of foreign deposits or assets.

High-Yield Securities Risk: Investments in high-yield securities or non-investment grade securities (commonly referred to as "junk bonds") are considered speculative because they present a greater risk of loss than higher quality securities. Such securities may, under certain circumstances, be less liquid than higher rated securities. These securities pay investors a premium (a high interest rate or yield) because of the potential illiquidity and increased risk of loss. These securities can also be subject to greater price volatility. In times of unusual or adverse market, economic or political conditions, these securities may experience higher than normal default rates.

Liquidity and Valuation Risk: Securities purchased by the Portfolio may be illiquid at the time of purchase or liquid at the time of purchase and subsequently become illiquid due to, among other things, events relating to the issuer of the securities, market events, operational issues, economic conditions, investor perceptions or lack of market participants. The lack of an active trading market may make it difficult to sell or obtain an accurate price for a security. If market conditions or issuer specific developments make it difficult to value securities, the Portfolio may value these securities using more subjective methods, such as fair value pricing. In such cases, the value determined for a security could be different than the value realized upon such security's sale. As a result, an investor could pay more than the market value when buying Portfolio shares or receive less than the market value when selling Portfolio shares. This could affect the proceeds of any redemption or the number of shares an investor receives upon purchase. Liquidity risk may also refer to the risk that the Portfolio may not be able to pay redemption proceeds within the allowable time period because of unusual market conditions, unusually high volume of redemptions, or other reasons. To meet redemption requests or to raise cash to pursue other investment opportunities, the Portfolio may be forced to sell securities at an unfavorable time and/or under unfavorable conditions, which may adversely affect the Portfolio.

10

Money Market/Short-Term Securities Risk: To the extent the Portfolio holds cash or invests in money market or short-term securities, the Portfolio may be less likely to achieve its investment objective. In addition, it is possible that the Portfolio's investments in these instruments could lose money.

Terms of the Agreement

There are no differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. There were no changes to the level of services that JCM is required to provide to the Portfolio or the fees payable to JCM by New York Life Investments for those services. The Agreement will continue in force for an initial period of two years, unless sooner terminated as provided in the Agreement. Thereafter, like the previous subadvisory agreement, the Agreement will continue in force from year to year so long as it is specifically approved by the Board or shareholders of the Portfolio at least annually in the manner required by the 1940 Act.

Also like the previous subadvisory agreement, the Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination or assignment of the Portfolio’s management agreement with New York Life Investments and may be terminated by New York Life Investments or JCM at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Portfolio. The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) on sixty days’ prior written notice to JCM and New York Life Investments.

The previous subadvisory agreement was dated as of January 20, 2012, and was last approved by the sole initial shareholder of the Portfolio on January 13, 2012.

Management and Subadvisory Fees

Under the terms of the Amended and Restated Management Agreement between New York Life Investments and the Trust, on behalf of the Portfolio, the Portfolio pays New York Life Investments a management fee of 0.55% of the Portfolio’s average daily net assets.

New York Life Investments has contractually agreed to waive a portion of its management fee so that the management fee does not exceed 0.525% on assets over $1 billion. This agreement will remain in effect until May 1, 2018, and shall renew automatically for one-year terms unless New York Life Investments provides written notice of termination prior to the start of the next term or upon approval of the Board.

11

Pursuant to the Agreement, New York Life Investments is required to pay JCM a subadvisory fee at the following annual percentage rates: 0.27% on assets up to $250 million and 0.25% on assets over $250 million. The annual subadvisory fee to be paid to JCM under the Agreement is the same as that paid to JCM under the previous subadvisory agreement.

For the fiscal year ended December 31, 2016, the aggregate subadvisory fees paid by New York Life Investments to JCM for services rendered to the Portfolio were $2,578,879. For the fiscal year ended December 31, 2015, the aggregate subadvisory fees paid by New York Life Investments to JCM for services rendered to the Portfolio were $2,643,204.

All fees due to JCM under the Agreement are paid by New York Life Investments and are not additional expenses to the Portfolio.

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE PORTFOLIO

TO NEW YORK LIFE INVESTMENTS IN CONNECTION WITH THE CONTINUED RETENTION OF JCM AS THE SUBADVISOR TO THE PORTFOLIO.

GENERAL INFORMATION

The Trust will furnish, without charge, to any Policy owner, upon request, a printed version of the Portfolio’s most recent annual report. Such requests may be directed to the Trust by writing New York Life Insurance and Annuity Corporation, Attn: MainStay VP Funds Trust, 51 Madison Avenue, New York, New York 10010, or by calling toll-free 1-800-598-2019.

New York Life Investments serves as the investment adviser and administrator to the Portfolio.  The principal executive offices of New York Life Investments and the Portfolio are located at 51 Madison Avenue, New York, New York 10010.

The Portfolio’s distributor is NYLIFE Distributors LLC, 30 Hudson Street, Jersey City, NJ 07302. The Portfolio’s custodian is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111-2900.

The Portfolio may furnish only one copy of this Information Statement to a household, even if more than one shareholder resides in the household, unless the Portfolio has received contrary instructions from one or more of the household’s shareholders. If you are a shareholder and would like additional copies of this Information Statement, please contact the distributor by writing NYLIFE Distributors LLC, Attn: MainStay VP Funds Trust, 30 Hudson Street, Jersey City, NJ 07302, or by calling toll-free 1-800-598-2019. If in the future you do not want the mailing of your Information Statement to be combined with other members of your household, or if the Portfolio has furnished multiple Information Statements to your household and you would like the Portfolio to furnish only one statement to your household in the future, please inform the Distributor in writing or via telephone at the address or telephone number listed above.

12

APPENDIX A

As of the Record Date, the following persons owned of record or beneficially 5% or more of the outstanding shares of the class identified of the MainStay VP Janus Henderson Balanced Portfolio. Shareholders holding greater than 25% or more of the Portfolio are considered “controlling persons” of the Portfolio under the 1940 Act.

Class	Name and Address of Beneficial Owner	Percentage	No. of Shares

Initial	NYLIAC Variable Annuity Separate Acct II	9.3%	2,975,499.014
	NYLIAC Variable Annuity Separate Acct III	44.1%	14,089,199.880
	NYLIAC Variable Annuity Separate Acct IV	6.7%	2,143,910.366
	NYLIAC VUL Separate Account I	33.1%	10,555,313.692

Service	NYLIAC Variable Annuity Separate Acct III	29.2%	15,175,657.764
	NYLIAC Variable Annuity Separate Acct IV	70.8%	36,803,959.343

A-1